                                                                  EXHIBIT 10.4

                              DISTRIBUTOR AGREEMENT




                                     BETWEEN

                           ROCKWELL INTERNATIONAL, SSD
                                       AND
                              VOICETEK CORPORATION




9/26/96


                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                  DISTRIBUTOR AGREEMENT...................................................................        4
                                  RECITALS................................................................................        4
                                  1.0 SOLE AND ENTIRE AGREEMENT...........................................................        4
                                  2.0 DEFINITIONS.........................................................................        4
                                  3.0 LICENSE AND APPOINTMENT AS RESELLER.................................................        5
                                  4.0 TERM................................................................................        6
                                  5.0 DUTIES OF VOICETEK..................................................................        6
                                  6.0 DUTIES OF ROCKWELL..................................................................        8
                                  7.0 TRADE NAMES, TRADEMARKS AND PRIVATE LABELS..........................................        9
                                  8.0 PRICING AND DISCOUNTS...............................................................        9
                                  9.0 FIELD TESTING.......................................................................       10
                                  10.0 SALES AND PRE-SALES SUPPORT........................................................       11
                                  11.0 ORDERING AND DELIVERY..............................................................       11
                                  12.0 WARRANTY...........................................................................       13
                                  13.0 INDEMNIFICATION....................................................................       13
                                  14.0 TRAINING...........................................................................       14
                                  15.0 TERMINATION........................................................................       15
                                  16.0 CONFIDENTIALITY....................................................................       15
                                  17.0 ESCROW.............................................................................       16
                                  18.0 CUSTOM APPLICATIONS AND SCRIPTING..................................................       17

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19.0 LIMITED LIABILITY.............................................     18
20.0 GENERAL TERMS.................................................     18
21.0 SURVIVAL......................................................     19
EXHIBIT A          UNIT PRICE LIST AND DISCOUNT TERMS..............     21
EXHIBIT B          TERRITORY.......................................     22
EXHIBIT C          TRAINING AND CONSULTING PRICE SCHEDULE..........     23
EXHIBIT D          CANCELLATIONS...................................     24
EXHIBIT E          HARDWARE WARRANTY...............................     25
EXHIBIT F          SOFTWARE PROGRAM LICENSE AND WARRANTY...........     26
EXHIBIT G          ROCKWELL GENERAL TERMS AND CONDITIONS...........     30
EXHIBIT I          VOICETEK SUPPORT SERVICE........................     XX


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
                              DISTRIBUTOR AGREEMENT

This Agreement is made and entered into this 1st day of October, 1996, by and between VOICETEK CORPORATION, a Massachusetts corporation with its principal place of business at 19 Alpha Road, Chelmsford, MA 01824 ("VOICETEK") and ROCKWELL International Corporation, Switching Systems Division, a Delaware corporation with its principal place of business at 1431 Opus Place, Downers Grove, Illinois 60515 ("ROCKWELL").

RECITALS

WHEREAS, Rockwell manufactures, markets and sells Automatic Call Distributor ("ACD") products known as Galaxy and Spectrum ACD Systems;

WHEREAS, Voicetek manufactures, markets, and sells certain computer hardware and licenses certain software families known as Generations which can be used in connection with the ROCKWELL Galaxy and Spectrum ACD systems:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Agreement as follows:

1.0 SOLE AND ENTIRE AGREEMENT

This Agreement, which constitutes the entire agreement between the parties, supersedes and replaces any and all prior or contemporaneous understandings or agreements. This Agreement may be amended, modified, or revoked only by a written instrument executed by both ROCKWELL and VOICETEK.

2.0 DEFINITIONS

As used in this Agreement, the following terms shall have the designated meaning detailed below:

2.1 "ROCKWELL PRODUCT" shall mean the Galaxy and Spectrum ACDs as the same may be modified, revised, or enhanced from time to time.

2.2 "VOICETEK SOFTWARE" shall mean the Generations family of software and firmware (in object code form) as described in Exhibit A including all modifications, revisions, and enhancements thereto.

2.3 "VOICETEK HARDWARE" shall mean the hardware as listed in Exhibit A, including all modifications, revisions, and enhancements thereto.


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
2.4 "VOICETEK PRODUCT" shall mean the VOICETEK Hardware and the VOICETEK
Software.

2.5 "VOICETEK PRODUCT DOCUMENTATION" shall mean the user documentation for the VOICETEK Hardware and VOICETEK Software, including but not limited to the VOICETEK Installation, Training, Users', and Maintenance Manual, release notes and updated installation instructions and user guides.

2.6 "CUSTOMER" shall mean ROCKWELL'S direct-end users customers to whom Product(s) are supplied and licensed for internal use, and also shall mean ROCKWELL's agents appointed for distribution or resale of Product(s), and referred to in this Agreement as "End User/Agent.

3.0 LICENSE AND APPOINTMENT AS RESELLER

3.1 NON-EXCLUSIVE LICENSE TO ROCKWELL Subject to the terms and conditions hereinafter set forth, VOICETEK hereby grants to and ROCKWELL hereby accepts from VOICETEK, an unrestricted worldwide, non-exclusive, and non-transferable license to resell, directly or indirectly, the VOICETEK Hardware and a worldwide, non-exclusive and non-transferable license to sublicense the VOICETEK Software, for use with standalone and networked Rockwell ACD equipment, and/or applications, to End User/Agent during the term of this Agreement.

3.2 NATURE OF AGREEMENT The license granted in Section 3.1 only grants to ROCKWELL a license to distribute VOICETEK Software and does not transfer any right, title or interest to any VOICETEK Software to ROCKWELL or ROCKWELL'S End User/Agents. VOICETEK will transfer title only to the VOICETEK Hardware. The VOICETEK Software will be licensed to Rockwell and its End User/Agents on a right to use in perpetuity basis with all intellectual property rights remaining the property of VOICETEK. Use of the terms "sell," "license," "purchase," "license fees" and "price" will be interpreted in accordance with this Section.

3.3 INDEPENDENT CONTRACTORS The parties have entered into this Agreement solely as independent Contractors and nothing contained herein shall be construed as giving rise to a partnership, joint venture, or any other form of business organization. Nothing contained in this Agreement shall be construed as giving either party any exclusive rights to any products or technology of the other party, as all rights and obligations under this Agreement are of a nonexclusive nature. Subject to their respective confidentiality and related obligations set forth in this Agreement, each party shall be free to market and sell its products to and in conjunction with, and disclose its own unrestricted technology to, competitors of the other party hereto.

3.4 ASSIGNMENT This Agreement is not assignable by either party in whole or in part without prior written consent of both parties. Such consent shall not be unreasonably withheld


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
by either party. Neither change in ownership or control of either party nor assignment of this Contract by either party shall be a valid basis for termination of this Agreement.

3.5 ADDED DEVELOPMENT This Agreement may be altered from time to time by mutually agreed to tasks for development by the parties. Costs for such development as well as a definitive statement of the work to be accomplished will be reduced to writing and signed by both parties in advance of any actual work accomplishment or payment of funds.

3.6 APPROVAL OF SUBCONTRACTORS It is expressly agreed by the Parties that VOICETEK intends, where applicable and reasonable, to effect manufacture of assemblies through contract manufacturers who are ISO 9000 certified/registered. It is agreed by the Parties that VOICETEK will inform ROCKWELL if VOICETEK enters into any major long term relationship with a manufacturing contractor who is not ISO 9000 certified/registered. VOICETEK shall manage subcontractor(s) issues and to fully execute the Contractual obligations of VOICETEK, including but not limited to cost and schedule matters, under this Agreement. It is expressly agreed that VOICETEK may obtain emergency components and assemblies to support immediate production requirements from vendors VOICETEK deems appropriate.

4.0    TERM

4.1 The initial term of this Agreement shall be for a period of three (3) years from the date of execution by both parties and, upon expiration of such term, shall renew itself for (2) successive periods of one (1) year each unless the parties mutually agree in writing a minimum of 90 days in advance that the Agreement shall be canceled.

5.0    DUTIES OF VOICETEK

VOICETEK shall, at its own expense and without remuneration from ROCKWELL, perform the following during the term and the option period, if exercised, of this Agreement:

                5.1 DEMONSTRATION SETS VOICETEK shall supply for ROCKWELL'S use for the period of this Agreement, and, upon ROCKWELL request, may continue to supply during the extensions thereto, one (1) demonstration system and one (1) application system, complete product documentation, installation instructions, user manuals, and suitable quantities of sales support materials to perform application development, and demonstrate the system in ROCKWELL'S demo center. Up to 50 copies of additional collateral material and 2 manuals may be reasonably requested by ROCKWELL and be supplied by VOICETEK. All copies will be updated by VOICETEK within a reasonable time after the effective date of each release. ROCKWELL at its own expense with prior permission by VOICETEK, reproduce for internal use only any such printed or electronically recorded material pertaining to Demonstration Sets and manuals which were originally supplied by VOICETEK. VOICETEK may, at its option and its expense, lease a communication link to establish a connection with ROCKWELL'S test bed, the use of which shall be coordinated and approved by ROCKWELL in advance. VOICETEK shall not have access to any embedded software in ROCKWELL'S test bed. Upon the expiration or termination of the Agreement, each party will return to the other party in good condition, wear and tear excepted, all supplied hardware and software. All documentation, whether in hard copy or soft files, shall be returned by each party to the other party or destroyed, as the other party may direct.

5.2 MARKETING REPORTS VOICETEK shall provide ROCKWELL on-line or physical access to reports detailing marketing or technical information on products competitive comparisons, special sales or service suggestions, competitive announcements, and new marketing or technical support material for the VOICETEK Product. VOICETEK shall respond reasonably to all inquiries and reasonable requests for sales support from ROCKWELL.

5.3 WARRANTY SUPPORT VOICETEK will provide Hardware warranty support to ROCKWELL'S End User/Agent for a 1 year period of warranty measured from the date product is installed and accepted or fifteen (15) months from date of shipment by VOICETEK, which ever period occurs first. Software will be warranted from 90 days after customer acceptance or 180 days from shipment, which ever occurs first. In the event a Customer chooses to purchase support services directly from VOICETEK, VOICETEK will also be responsible to take first call during any warranty period. The procedural steps for warranty service shall be as set forth in Exhibits E, F and I of this Agreement.

5.4 VOICETEK PRODUCT SUPPORT VOICETEK shall provide to ROCKWELL enhancements and updates to the VOICETEK Product when changes occur. All proposed enhancements and updates will be subjected to a reasonable compatibility check with the ROCKWELL Product prior to release. Such compatibility test shall be conducted by VOICETEK and verified by ROCKWELL. VOICETEK will provide a Product Change Notice a minimum of thirty (30) days in advance of a new release or the deletion of any feature(s). Engineering Change Notices and adequate sustaining technical support for all interfaces encompassed under this Agreement for its term shall be provided to ROCKWELL at no cost so long as VOICETEK continues to support such interfaces.

5.5 PRODUCT DISCONTINUANCE VOICETEK may discontinue the production or availability of any Product at any time during the term of the Agreement by twelve (12) months prior written notice. In the event of a Product discontinuance hereunder, VOICETEK shall at the option of ROCKWELL either provide substitute Products which under normal and proper use: (i) shall not materially or adversely affect physical or functional interchangeability or performance


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
(except where there is written agreement between the parties that specific characteristics will be so affected), (ii) shall not detract from the safety of the Product or allow ROCKWELL to make an end of cycle buy of such discontinued product the manufacture of which shall not extend beyond twenty four (24) months from the time notice is given. VOICETEK agrees to provide repair services of any such product for a period of five (5) years from date of notification.

6.0 DUTIES OF ROCKWELL

ROCKWELL shall, at its own expense and without remuneration from VOICETEK, perform the following during the entire period of this Agreement:

6.1 SALES AND MARKETING ROCKWELL shall maintain a sufficient world-wide marketing and sales program augmented by outside third party sales and marketing arrangements as Rockwell may determine to be appropriate to sell the VOICETEK Products, perform all necessary promotion and advertising of the VOICETEK Products, and use its diligent efforts to effect the maximum amount of gross sales of the VOICETEK Products. This will include provisions for VOICETEK to participate in Rockwell sponsored trade shows, user group forums and product demonstrations subject to availability and approval by Rockwell.

6.2 SALES FORECASTS ROCKWELL shall submit a rolling six-month non-binding sales forecast as specified in Exhibit A, solely for the purpose of VOICETEK internal planning.

6.3 TERMS AND CONDITIONS OF RESALE For each unit of the VOICETEK Product sold ROCKWELL will obtain from End User/Agent its customer a fully executed ROCKWELL standard General Terms and Conditions of Sale document attached hereto as Exhibit G. End User/Agents shall receive no interest in the VOICETEK Software other than a sublicense. Title to the VOICETEK Software shall not be transferred to End User/Agent. All ROCKWELL End Users will be prohibited from re-license of the VOICETEK Software or further distribution of the VOICETEK Hardware.

6.4 PRODUCT SUPPORT ROCKWELL will promptly provide information regarding enhancements and updates of the ROCKWELL Products to the extent they will impact the operation or functionality of the VOICETEK Product, when such changes occur. Pertinent Engineering Change Notices and adequate sustaining technical support shall be provided to VOICETEK at no cost so long as ROCKWELL continues to support such interfaces.

6.5 ASSIGNMENT OF LIAISON ROCKWELL agrees to assign a technical, service and sales individual to act as the focal point and liaison with VOICETEK.


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
6.6 SEMIANNUAL REVIEWS ROCKWELL agrees to meet with representatives on a semiannual basis to review the relationship between ROCKWELL and VOICETEK, sales opportunities, service status and product requirement. This meeting will take place at a mutually agreed upon time and location, the location to alternate between each companies facilities.

7.0 TRADE NAMES, TRADEMARKS AND PRIVATE LABELS

7.1 USE OF VOICETEK TRADEMARKS During the term of this Agreement, ROCKWELL shall have the right to use the trade names and trademarks of VOICETEK applied to the VOICETEK Products by VOICETEK whether registered or not, in advertising and promotional literature solely in connection with ROCKWELL's sales of the VOICETEK Products. Such use shall identify the trade names and trademarks as the exclusive property of VOICETEK. Upon termination or expiration of this Agreement, ROCKWELL shall immediately cease and desist from use of all trade names and trademarks of VOICETEK in any manner whatsoever for new installations. VOICETEK shall have the same rights to Rockwell Tradenames and Trademarks with respect to this section, except that such use shall be subject to prior review and approval by Rockwell.

7.3 PROPRIETARY RIGHTS ROCKWELL acknowledges that VOICETEK owns and retains all trade names and trademarks and other proprietary rights in or associated with the VOICETEK Product, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of, or cause confusion in the ownership of, any Mark or copyright belonging to or licensed to VOICETEK (including, without limitation, any act which may infringe or lead to the infringement of any of VOICETEK'S proprietary rights).

7.4 OBLIGATION TO PROTECT ROCKWELL agrees to use reasonable efforts to protect VOICETEK's proprietary rights and to cooperate in VOICETEK'S efforts to protect its proprietary rights. ROCKWELL agrees to promptly notify VOICETEK of any known or suspected breach of VOICETEK's proprietary rights that comes to ROCKWELL's attention.

8.0      PRICING AND DISCOUNTS

8.1 PRICE STABILITY * from date the Agreement is signed, after which VOICETEK may adjust prices for increased production costs, but limited to a
* for the prior year, upon no less than ninety (90) days prior written notice to ROCKWELL. No such increase shall be effective for any ROCKWELL order accepted from an End User/Agent or for any proposal to an End User/Agent which was dated prior to the date notice of such increase was received by ROCKWELL, provided that ROCKWELL notifies VOICETEK upon receipt of notice of such increase which End User/Agent orders and/or


                                        9

                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.

proposals are outstanding, and provided further that ROCKWELL places all orders to VOICETEK resulting from such outstanding orders and/or proposals within 180 days of the date notice of such increase was received by ROCKWELL.

8.2 MOST FAVORED CUSTOMER VOICETEK represents that the charges, fees, costs, and discounts set forth in this Agreement are no less favorable to ROCKWELL than the most favorable terms given to any other distributor or like type of strategic alliance with like quantities and commitments and with similar terms and conditions entered into by VOICETEK as of the Effective Date of this Agreement. If, during the term of this Agreement, VOICETEK, in its sales to other End User/Agents, reduces prices for like quantities of the same or essentially the same component or materials or labor embodied in the VOICETEK Product under similar terms and conditions to a level below the prices established by this Agreement and detailed in Exhibit A, then VOICETEK will immediately adjust its price(s) to ROCKWELL for any open or future orders to equal the levels charged to such other customer(s) providing ROCKWELL's purchases represent similar terms, quantities, and conditions.

8.3 DISCOUNTS VOICETEK agrees that sales and licenses of VOICETEK Products to ROCKWELL shall be at the "ROCKWELL Purchase Price" as detailed in Exhibit A. VOICETEK agrees to explore and identify cost reduction opportunities in the Products provided. Any cost savings generated by Voicetek shall be shared in a reduction in the unit price of the Product supplied under this Agreement, effective at a mutually agreed upon time.

8.4 ******.

8.5 MAINTENANCE RELEASES Sets of VOICETEK Product Documentation and software media for all maintenance updates and releases will be provided by VOICETEK throughout the warranty and maintenance periods as set forth in Exhibits E and F.

9.0 FIELD TESTING

Upon mutual agreement, VOICETEK and ROCKWELL may jointly conduct a field test of the VOICETEK Product for a ROCKWELL End User. VOICETEK will provide reasonable sales, engineering, and marketing support in a close technical working relationship with ROCKWELL for the designated customer.

10.0 SALES AND PRE-SALES SUPPORT

10.1 JOINT SALES PRESENTATIONS VOICETEK and ROCKWELL mutually agree that it will be in the best interests of both parties to make joint presentations to End User/Agent prospects. VOICETEK and ROCKWELL agree that neither party will unreasonably decline to support joint sales


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     CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
              AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS presentations. Each party shall be responsible for its respective sales expenses. Any sales prospect for which ROCKWELL requested joint sales effort shall not be solicited by VOICETEK alone, unless mutually agreed to in writing.

10.2 PRE-SALES SUPPORT ROCKWELL shall provide primary pre-sales application, engineering and configuration support for ROCKWELL Products. ROCKWELL shall to the best of its ability pre-qualify prospective customers of VOICETEK products, and upon mutual agreement, VOICETEK shall provide pre-sales support to ROCKWELL at a place and time reasonably requested by ROCKWELL. As described herein, the term pre-sales shall mean any systems engineering, configuration design, technical application support related to customer evaluation of the VOICETEK product prior to submission of an order by a customer. VOICETEK shall provide and maintain a highly-trained and qualified pre-sales technical capability for the primary purpose of technically configuring and presenting VOICETEK solutions to ROCKWELL customers. VOICETEK shall prepare and submit quotations incorporating final configurations and installation requirements to ROCKWELL'S Sales Support personnel for their approval prior to any submission of pricing and availability to ROCKWELL'S customer.

10.3 POST SALES SUPPORT VOICETEK shall provide post-sales support and maintain a customer support center for any VOICETEK Products(s) described in Exhibit A sold by ROCKWELL. The term "post-sales" shall mean any activity related to delivery of warranty services or Product(s) support for VOICETEK Product(s).

VOICETEK will continue to provide the support service detailed in Exhibits E, F and I for post-Warranty VOICETEK PRODUCT services to all ROCKWELL End User/Agents for which VOICETEK has authorized an annual maintenance Contract. VOICETEK will provide said services as may be in effect and offered to its other End User/Agents at the time of Contract.

11.0 ORDERING AND DELIVERY

11.1 FOB/RISK OF LOSS Prices for the VOICETEK Products are FOB Chelmsford, Massachusetts. Risk of loss for all VOICETEK Products sold shall pass from VOICETEK to ROCKWELL upon delivery of the VOICETEK Products to the designated freight carrier at the FOB point.

11.2 DELIVERY PERIOD VOICETEK shall use its best commercially reasonable efforts to deliver the VOICETEK Product to the customer site within thirty (30) days of the date the order is accepted providing that such products are substantially as forecasted.

11.3 VOICETEK PRODUCT CONFIGURATION & SUPPORT VOICETEK may modify the VOICETEK Product and availability as detailed in Exhibit A upon ninety (90) days prior written


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
notice to ROCKWELL. VOICETEK shall provide support for any VOICETEK Product sold and installed under this Contract for a period of not less than five (5) years from the Effective Date of the contract

11.4 ORDERS ROCKWELL may purchase VOICETEK Products listed in Exhibit A during the term of this Agreement by written purchase order. Any new product or applications developed by VOICETEK shall be outside the scope of this agreement unless they are added to Exhibit A by mutual written consent of the parties. Each written order shall include (as a minimum): the name of the Product(s) ordered; VOICETEK Product code(s); price(s) net of the then applicable discount; quantity(s); and, desired delivery date(s). All purchase orders are subject to acceptance by VOICETEK. ROCKWELL'S order shall be deemed to have been accepted unless VOICETEK provides written notice of order rejection within seven (7) business days after receipt of the ROCKWELL order by Voicetek. ROCKWELL shall have no obligation to purchase any VOICETEK Products hereunder except to the extent as may be incorporated in written orders placed subject to this Agreement. Cancellation or rescheduling of any order is subject to a restocking fee as specified in Exhibit D.

11.5 TERMS & CONDITIONS OF ORDER All VOICETEK Product(s) ordered by ROCKWELL from VOICETEK pursuant to this Agreement shall be subject solely to the provisions of this Agreement and any other provisions in addition to or not specifically covered by this Agreement shall be governed by ROCKWELL'S standard purchase order terms and conditions then in effect.

11.6 SHIPMENTS All ordered VOICETEK Product(s) shall be prepared for shipment in accordance with VOICETEK's standard practices in a manner to assure the VOICETEK Product is not damaged in transit and shipped using a ROCKWELL approved carrier listed in ROCKWELL'S routing instructions. ROCKWELL shall pay all freight costs, however, no shipments will be insured unless specific written instructions are issued by ROCKWELL prior to shipment.

11.7 INSTALLATION Upon shipment of Products from VOICETEK'S facility, VOICETEK agrees to assume full responsibility for project management, system programming, equipment integration, installation and maintenance, as specified on the ROCKWELL purchase order to VOICETEK, provided Rockwell pays for these services.

11.8 PERMITS & APPROVALS VOICETEK agrees to determine the permits and approvals necessary to import, export, buy, sell and maintain the VOICETEK Product in a country for which VOICETEK Product is not approved at the time a marketing opportunity may present itself. Upon agreement by ROCKWELL and VOICETEK that it is in the best interest of both parties to do so, VOICETEK shall, at its own expense, obtain all necessary governmental permits and approvals necessary for ROCKWELL to import, export, buy, sell and maintain the VOICETEK Product or


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
otherwise fully perform its obligations under this Agreement. ROCKWELL agrees to provide as much advance notice as possible to VOICETEK with regard to new countries into which ROCKWELL intends to market the VOICETEK Product and to work with VOICETEK to obtain required approvals.

12.0 WARRANTY

12.1 CONFIGURATION COMPLIANCE VOICETEK warrants the Hardware Products for a period of (1) year and Software Products for a period of (90) ninety days as specified in Exhibits A, E and F.

12.2 PRODUCT LICENSE VOICETEK warrants that ROCKWELL or its End User/Agent, as the case may be, shall acquire a license to the VOICETEK Product(s) (software) purchased free and clear of all encumbrances.

12.3 LIENS & INFRINGEMENTS VOICETEK warrants that it has and will guarantee to ROCKWELL or its End User/Agent, the right, title, and interest to convey the VOICETEK Products free of all liens and encumbrances, and that the VOICETEK Products or any part thereof, do not infringe on any intellectual property interest. If at any time VOICETEK shall incur any indebtedness that has become a lien upon such VOICETEK Products or any part thereof or which may become a claim against ROCKWELL, VOICETEK shall immediately pay such claim or indebtedness, or cause such lien to be released and discharged by giving bond or otherwise at VOICETEK'S sole expense.

12.4 LIMITATIONS Except as expressly provided in this Agreement, all WARRANTIES shall be void as to any VOICETEK Product damaged or rendered unserviceable by: improper or inadequate maintenance by anyone other than VOICETEK; unauthorized modifications or physical or electrical abuse to the VOICETEK Product by anyone other than VOICETEK; unreasonable refusal to comply with engineering change notice programs; negligence by other than VOICETEK or VOICETEK'S representative(s); theft; water or other perils; damage caused by containment and/or operation outside the environmental specifications; and, alteration or connection of the VOICETEK Product to other machines, equipment, or devices (other than VOICETEK'S approved devices) without the prior written approval of VOICETEK.

13.0 INDEMNIFICATION

13.1 NEGLIGENCE INDEMNIFICATION Each party (the "Indemnitor") hereby indemnifies and holds the other party (the "Indemnitee"), its directors, officers, agents and employees harmless against any and all claims, actions and damages, liabilities or expenses, including attorney's fees and other legal costs for injury to or death to any person, and for loss of


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
or damage to any and all property arising out of the negligent acts or omissions of the Indemnitor under this Agreement.

13.2 INTELLECTUAL PROPERTY INDEMNIFICATION   VOICETEK shall defend, at its
expense, any claim against ROCKWELL alleging that the VOICECTEK Product, or any part thereof, infringes any patent, copyright, trademark, trade name, trade secret, mask work, or other intellectual property interest in any country and shall pay all costs and damages awarded, provided that VOICETEK is promptly informed in writing and furnished with a copy of each communication, notice, or other action relating to the alleged infringement and is given authority, information, and assistance necessary to defend or settle such claim. If an injunction against ROCKWELL'S use, sale, lease, license, other distribution of the VOICETEK Product, or any part thereof, results from such a claim (or if ROCKWELL reasonably believes such an injunction is likely), VOICETEK shall, at its option, (and in addition to VOICETEK'S other obligations hereunder) (i) procure for ROCKWELL the right to continue using, selling, leasing, or licensing the VOICETEK Product or part thereof; (ii) replace such Voicetek Product or part thereof with non-infringing substitutes otherwise complying substantially with all the requirements of this Agreement; or (iii) credit the purchase price, less a charge equal to one-thirty-sixth (1/36) of the purchase price of the VOICETEK Product for each month that ROCKWELL enjoyed beneficial use, and accept the return of such equipment. Any unused and unopened stock may be returned for full credit. The provisions of this section shall not apply to any claim for infringement resulting solely from VOICETEK'S compliance with ROCKWELL'S detailed design specifications, where provided. THIS SECTION 13.2 STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES TO THIS AGREEMENT FOR PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHTS INFRINGEMENT AND IS IN LIEU OF ALL CONDITIONS OR WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, IN REGARD THERETO.

14.0 TRAINING

14.1 TRAINING  VOICETEK will provide training courses as described in Exhibit C.

14.2 TRAINING MATERIALS VOICETEK shall provide ROCKWELL, * to ROCKWELL, with VOICETEK developed training documentation and materials for the VOICETEK Products in electronic format for ROCKWELL'S internal training purposes only, during the term of this Agreement.

                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                    COMMISSION. ASTERISKS DENOTE OMISSIONS.

15.0 TERMINATION

15.1 BANKRUPTCY Either party shall have the right to terminate this Agreement immediately upon written notice in the event either party files or has filed against it any bankruptcy or similar proceedings or enters into any form of arrangement with and/or for the benefit of its creditors.

15.2 BREACH In the event either party materially breaches this Agreement, the non-breaching party may provide written notice of such breach to the other party. Should the party asserted to be in breach fail to cure such breach within a period of sixty (60) days from the date of such notice, the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the other party. In addition, if one party commits three (3) or more material breaches of this Agreement the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the breaching party.

15.3 EFFECT OF TERMINATION  Upon the termination or expiration of this
Agreement: (i) each party will return to the other party all of the Confidential Information received hereunder in such party's possession or control; (ii) in the event of a Breach, all unshipped orders will automatically be canceled, and
(iii) VOICETEK will have the option, in its sole discretion of electing to offer support for ROCKWELL'S End User/Agents or permitting ROCKWELL to continue to provide maintenance and support for the VOICETEK Products to the extent needed to. provide such services pursuant to a written agreement to be promptly executed by the parties allowing ROCKWELL to purchase the VOICETEK Hardware and license the VOICETEK Software only for the purpose of providing such services.

information for its own account (except in connection with this Agreement), until and unless such information:

                  (i) is lawfully disclosed in such manner as is not a breach of this Section ;

                  (ii)     is otherwise available in the public domain;

                  (iii) is released from the restrictions imposed in this Section by written consent of the disclosing party;

                  (iv) shall be established to have been lawfully known to the receiving party prior to receipt of such information from the disclosing party;

                  (v) is previously and independently developed by the receiving party, which the receiving party can prove with written evidence;

                  (vi) is required to be released by law or such order of a governmental agency or a court of law or equity.

        Each party acknowledge that the Confidential Information contains trade secrets of the other party, the disclosure of which would cause substantial harm to such other party that could not be remedied by the payment of damages alone. Accordingly, each party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 16.

17.0 ESCROW

VOICETEK agrees to place with its escrow agent all machine processed and printed materials, data, and other information constituting the source code and any documentation for the VOICETEK Software listed in Exhibit A which shall include but not be limited to all existing user manuals, control procedures, record layouts, and program listings throughout the term of this Agreement. During the term of this Agreement, VOICETEK shall deposit with the Escrow Agent the source code, listings, and related programmer-level documentation for every update, correction, or new release of the VOICETEK Software released to ROCKWELL or its End User/Agents in object code form. VOICETEK shall provide that the copy of the source code placed in the Escrow Agent's vault will be reproduced in a magnetic medium compatible with the equipment on which ROCKWELL maintains the VOICETEK Product. When a change is made to the source code by VOICETEK during the term of this Agreement, the revised source code as well as the immediately preceding version of the source code shall be deposited by VOICETEK into the Escrow Agent's vault promptly after the source code has been revised. ROCKWELL shall be permitted access to the source code solely to provide service ROCKWELL'S existing customer base, without the need for

VOICETEK'S concurrence, immediately upon VOICETEK'S failure to support such VOICETEK Software.

18.0 CUSTOM APPLICATIONS AND SCRIPTING

For custom software application services developed by VOICETEK, on behalf of a ROCKWELL customer order, VOICETEK shall provide the same quality of documentation normally developed to support its own customers and a copy of the software to ROCKWELL, which will enable ROCKWELL to support its customer, if required.

18.1 ROCKWELL at its option, may provide similar custom application services to ROCKWELL's customers and will also be responsible for any documentation and support required.

19.0 LIMITED LIABILITY

19.1 DAMAGES AND LOST PROFITS

REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN OR IN VOICETEK'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF VOICETEK PRODUCTS FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, VOICETEK WILL NOT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY ROCKWELL, ITS END USER/AGENTS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE VOICETEK PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, AND BREACH OF WARRANTY) EVEN IF VOICETEK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19.2 CUMULATIVE LIABILITY

EXCEPT FOR LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE ARISING FROM VOICETEK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL VOICETEK'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR VOICETEK PRODUCTS, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE PRECEDING 12 MONTH DOLLAR VOLUME PURCHASED BY ROCKWELL.

20.0 GENERAL TERMS

20.1 COMPLIANCE WITH LAWS & RULES In all of their respective operations related to this Agreement, the parties shall comply with all applicable federal, state, and local laws, rules, and regulations, including but not limited to export control laws. Each party also agrees to indemnify and hold harmless the other party from any and all damages and liabilities assessed against the other party as a result of party's non-compliance therewith. Any permission required to be included herein shall be deemed included as a part of this Agreement whether or not specifically referenced.

20.2 GOVERNING LAW This Agreement and any Purchase Order(s) issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

20.3 CONTINUED PERFORMANCE Any dispute arising under this Agreement which is not resolved by VOICETEK and ROCKWELL shall be decided by a court of law under the terms of this Section. Pending settlement of the final decision by the court, each party shall proceed diligently with the performance of the Agreement in accordance with the other party's direction.

20.4 TAXES, DUTIES, & FEES All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. ROCKWELL shall be responsible for the payment of, and shall indemnify and hold harmless VOICETEK from, any and all such taxes, duties, customs charges, or other costs or charges of any nature arising in any manner out of the sale, use, storage, or delivery of the VOICETEK Product(s), except taxes based upon the income of VOICETEK. VOICETEK will be promptly reimbursed by ROCKWELL for any and all taxes or duties that VOICETEK may be required to pay in connection with this Agreement or its performance.

20.5 WAIVER No waiver by either party of any default or breach by the other party of any of the previsions hereof shall constitute a waiver of any prior or subsequent default or breach hereunder.

20.6 FORCE MAJEURE Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such party cannot perform due to matters beyond their control, including, but not limited to, labor disputes, strike, fire, flood, or other natural disaster, war, embargo, or riot provided that the party so delayed immediately notifies the other party of such delay. If VOICETEK'S performance is delayed for these reasons for a cumulative period of thirty (30) days or more, ROCKWELL may terminate this Agreement and/or any Purchase Order hereunder by giving VOICETEK written notice, which termination shall become effective upon receipt of such notice. If ROCKWELL terminates, its sole liability under this

Agreement or any Purchase Orders issued hereunder will be to pay any balances due for conforming Product(s): (a.) delivered by VOICETEK before receipt of ROCKWELL'S termination notice; and, (b.) ordered by ROCKWELL for delivery and actually delivered within fifteen (15) days after receipt of ROCKWELL'S termination notice.

20.7 CONFLICT IN TERMS If any conflict arises with the terms and conditions in the exhibits or attachments to this document, the terms and conditions contained within the body of this Distributor Agreement will prevail.

20.8 NOTICES Any notices under this Agreement shall be sent in writing to the parties at their following addresses, by registered mail, provided either party may change such address by providing notice of same to the other party:

For VOICETEK:

                  VOICETEK COMMUNICATIONS INC.
                  19 Alpha Road
                  Chelmsford, MA 01824

                  Telephone: 508-250-7875       Facsimile: 508-250-7926

For ROCKWELL:

                  ROCKWELL INTERNATIONAL CORPORATION
                  1431 Opus Place
                  P.O. Box 1494
                  Downers Grove, IL 60515

                  Attn:      OEM Supplier Management

                  Telephone: 708-960-8536       Facsimile: 708-769-1641

20.8 VALIDITY If any provision of this Agreement shall be rendered invalid, then such invalidity shall not affect the remainder of this Agreement which shall remain in full force and effect.

20.9 EXHIBITS The Exhibits attached hereto are incorporated into this Agreement by reference and made a part of this Agreement as though they were recited herein in their entirety.

21.0 SURVIVAL

The provisions of Sections 1 (Sole and Entire Agreement), 3.2 (Nature of Agreement), 7 (Trade Names, Trademarks, and Private Labels), 12 (Warranty), 13 (Indemnification), 16 (Confidentiality), 17 (Escrow), 19 (Limited Liability), 20 (General), and this Section 21 (Survival) shall survive termination or expiration of this Agreement.

IN CONSIDERATION of the mutual covenants and conditions herein set forth, the parties have executed this Agreement as of the day and year written below.

VOICETEK CORPORATION                    ROCKWELL INTERNATIONAL CORP.

By: /s/ Scott Ganson                    By: /s/ Robert K. Nash
    -------------------------               ------------------------------

Typed Name: Scott Ganson                Typed Name: Robert K. Nash
            --------------------                    ----------------------
Title:      VP Sales                    Title:      Sr. Subcontract Mgr.
            --------------------                    ----------------------
Date:       10/1/96                     Date:       9-26-96
            --------------------                    ----------------------

         EXHIBIT A                        UNIT PRICE LIST AND DISCOUNT TERMS

         1. Within thirty (30) days of the effective date of this Agreement, ROCKWELL shall make a good faith estimate (the Forecast) as to ROCKWELL'S likely sales volume of Products under this Agreement for the first twelve (12) month period.

         2. ROCKWELL agrees to provide VOICETEK with a quarterly six (6) month forecast within twenty-one (21) calendar days after the start of each new quarter.

        SEE HARD COPY OF CONTRACT EXHIBIT "A" AND PRICE BOOK FOR PRODUCT
                      LIST AND DISCOUNT SCHEDULE AND TERMS

                                  EXHIBIT A                     OCTOBER 1, 1996


                Rockwell Telecommunications / Voicetek Corporation
                     Discount Agreement Terms and Conditions
                                3 YEAR AGREEMENT


Year          Voicetek Sales Volume                                  Discount

      1      * from Oct. 1 - Sept 31, 1997                            *
             * in FY97                                                *
      2      * in FY98                                                *
      3      * in FY99                                                *

  For example: In year two Rockwell successfully sells * of Voicetek products and services. Rockwell will be entitled to a * discount in year three. If Rockwell sells * of Voicetek products and services in year two, the Rockwell discount for year three is *.

  The above discount terms are provided under the following conditions:

1. In order to qualify for the above discount terms in the second and third years, the sales volumes must be met in the prior year or the discount offered will be * for the following year.

2.   *

3. The above discounts will be applied to the current price book in effect at the date of the agreement.

4. The Voicetek product and services are listed in the price book as discountable and non-discountable. The following is a sample list of Voicetek products that qualify for a discount. (This list may not be all inclusive):

  _     *
  _     *
  _     *
  _     *
  _     *
  _     *
  _     *

  The following is a sample list of Voicetek products that are not discountable. (This list may not be all inclusive):

  _     *
  _     *
  _     *
  _     * *


CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                 EXHIBIT A                      OCTOBER 1, 1996

      _    *
      _    *
      _    *
      _    *
      _    *
      _    *

      5. Sales of all Voicetek products and services listed in the current price book catalog apply toward the sales volume levels required for the discount.

      6. Sales of Application Development & Software Consulting will be discounted to Rockwell at * or * per hour per the current price list.

      7.   Spares will be discounted at the rate of *.

      8. Sales of Voicetek maintenance and software support agreements will be discounted to Rockwell based on Voicetek Sales volume as follows:

                                          Year       Voicetek Sales Volume                                      Discount
                                             1    * from Oct. 1 - Sept 31, 1997                                      *
                                                  * in FY97                                                          *
                                             2    * in FY98                                                          *
                                                  Sales above *                                                      *
                                             3    * in FY 99                                                         *
                                                  sales above *                                                      *


                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                    COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXHIBIT B                                                            TERRITORY

        ROCKWELL will have the non-exclusive rights to market the Product worldwide under its own label or VOICETEKS' label subject to the terms and conditions set forth in this Agreement.

COMPLIANCE WITH THE LAW

In General. If ROCKWELL markets the Products outside the United States, ROCKWELL will be solely responsible, and agrees to comply with all laws, rules, regulations, orders, decrees, judgments and other governmental acts of the United States of America and any country or territory, and their political subdivisions and agencies, that may be applicable to the ROCKWELL and its activities hereunder. This includes without limitation any approval, registration or testing of the Products for this Agreement in which VOICETEK has not received such approvals or registration. VOICETEK expressly agrees that VOICETEK shall be solely responsible for identification of and compliance with any applicable laws, rules, regulations, orders, decrees, and regulatory requirements of any nature in any area named by ROCKWELL which is in addition to the areas covered by Exhibit J providing the parties have agreed to obtain such approvals as described in Article 11.7 of the main Agreement. VOICETEK shall be under no obligation to ship Products to ROCKWELL for marketing outside the U.S. until ROCKWELL has provided VOICETEK with satisfactory evidence that such approval, registration or testing is not required or that it has been obtained. ROCKWELL shall indemnify and hold VOICETEK harmless for any loss or damages suffered by VOICETEK as a result of ROCKWELL'S failure to comply with this section. This indemnity shall continue in force whether or not VOICETEK asks ROCKWELL to verify its compliance with any laws or regulations before shipping Products.

United States Export Laws. ROCKWELL acknowledges and agrees that the Products and other technical data delivered by VOICETEK are subject to the United States Export Administration Act of 1979, as amended (the "Act") and all the regulations promulgated thereunder.

Taxes. ROCKWELL shall remit 100 percent (100%) of the fees owed to VOICETEK without the deduction of withholding, customs, import or export, or other taxes.

VOICETEK agrees to provide ROCKWELL with a list of all relevant approvals or certifications received by VOICETEK.

EXHIBIT C

                                    Training
INITIAL TRAINING

VOICETEK will provide a one day training session in the United States for ROCKWELL sales and marketing personnel at *. ROCKWELL is responsible for travel and living expenses of VOICETEK personnel assigned to perform this training. Training will be conducted at a site mutually agreed upon.

ROCKWELL personnel may attend up to a total of 10 class seats in VOICETEK'S scheduled classes at *. Additional class seats will be made available at *. A limit of up to two (2) ROCKWELL personnel may attend the same class at the same time. ROCKWELL is responsible for their own travel and living expenses. If this training is held at ROCKWELL facilities, travel expenses as incurred by VOICETEK will be invoiced.

     CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
              AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXHIBIT D                                                        CANCELLATIONS



1.    Cancellation policy:

      a) Less than 31 days prior to scheduled shipment date -  *
      b) Less than 60 days prior to scheduled shipment date -  *
      c) Less than 90 days prior to scheduled shipment date -  *

2. Return Authorization for warranty returns on stock updates shall be accomplished by following the procedures outlined in Exhibit E.


   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXHIBIT E                                                    HARDWARE WARRANTY

1. All Product is warranted to perform, when given normal, proper and intended usage, substantially in accordance with the published release specifications for each Product and, except for Licensed Software, against defects in materials and workmanship.

2. VOICETEK warrants that all hardware Product delivered shall be free from defects under normal use in material and workmanship for a period of one
     (1) year from customer acceptance. VOICETEK shall, at its option replace or repair, free of charge, any equipment covered by this warranty which shall be returned to the original shipping point, transportation charges prepaid, within one (1) year from the date of customer acceptance. If material upon examination proves to be damaged due to an accident, misuse, neglect, alteration, improper installation, repair, or improper testing, the warranty will not be applicable and voided. If VOICETEK elects to repair or replace such equipment, VOICETEK shall have reasonable time to make such repairs or replace such equipment. This warranty shall not apply to any equipment, or parts thereof, which has been repaired or altered, without VOICETEK'S written consent, by anyone other than VOICETEK'S employees or trained personnel, or has not been operated in accordance with VOICETEK'S printed instructions or has been operated under conditions more severe than, or otherwise exceeding, those set forth in the specifications for such equipment.

3. If during the stated warranty period any defect in material, or workmanship is discovered in any Product covered by the above warranty, VOICETEK shall, at the request of ROCKWELL, immediately advance replacement of any such products provided that (a) VOICETEK is promptly notified in writing immediately upon discovery of such defect, which notice shall contain a detailed explanation of any alleged deficiency, (b) such Product is returned to VOICETEK no more than fifteen (15) days after issuance of a return material authorization (RMA) by VOICETEK, freight prepaid to VOICETEK'S Customer Service Department, and (c) VOICETEK is satisfied upon examination that claimed deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, improper repair, improper testing, lightning, power surges, fire, flood, or earthquake. Unauthorized modification or unauthorized or improper alteration of Products shall invalidate this warranty. If the failed product is not returned within fifteen (15) days to VOICETEK, ROCKWELL will be invoiced at the then current discounted List Price and ROCKWELL agrees to pay such invoice.

4. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, VOICETEK DISCLAIMS ALL WARRANTIES ON PRODUCTS FURNISHED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OBLIGATIONS OR LIABILITIES ON THE PART OF VOICETEK ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE PRODUCT. THE FOREGOING WARRANTIES EXTEND ONLY TO ROCKWELL AND SHALL NOT BE ASSIGNABLE TO ANY OTHER PARTY.

EXHIBIT F                                 SOFTWARE PROGRAM LICENSE AND WARRANTY

1. LICENSE


1.1 Subject to the following terms and conditions VOICETEK grants to ROCKWELL and ROCKWELL accepts a perpetual, non-exclusive license to use the object code software provided by VOICETEK (the Software Product only within VOICETEK equipment with all copyright, patent and intellectual property rights remaining the sole property of VOICETEK.

1.2 ROCKWELL shall receive software support and upgrades for the Software Product in accordance with the applicable then current VOICETEK software support policy in effect and upon payment of any applicable discounted software maintenance fees, should ROCKWELL elect to implement the upgrades.

2.    PROTECTION AND SECURITY OF SOFTWARE PRODUCTS

2.1 ROCKWELL acknowledges and agrees that the Software Product contains proprietary and confidential information of VOICETEK and/or its third party supplier. ROCKWELL agrees to protect the confidential and proprietary nature of the Software Product in the same manner that it protects its own confidential information of like value, provided that ROCKWELL will in all cases use reasonable care to protect the Software Product.

2.2 ROCKWELL shall not use, print, copy, translate, adapt, create derivative works from, record, transmit, display, disclose, publish, encumber by way of security interest or otherwise pledge or transfer, modify, assign, distribute, rent, loan or make available to any third party the Software Product in whole or in part, except as expressly provided in this Agreement.

2.3 ROCKWELL shall refrain from and shall prevent others from decompiling or applying any procedure to the Software Product, including reverse engineering or any similar process, in order to derive and/or appropriate for use, the source code or source listings for the Software Product.

3.    TERM

3.1 This Agreement shall become effective for each Software Product upon delivery of the Software Product to ROCKWELL.

3.2 VOICETEK may terminate this Agreement and the license upon notice to ROCKWELL if any amount payable by ROCKWELL in respect of any of the Software Products is not paid in accordance with Article 8.4 of the main Contract, or if ROCKWELL otherwise breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of notice thereof, or if ROCKWELL becomes bankrupt, makes an assignment for the benefit of creditors or a trustee is appointed for ROCKWELL, or if the assets of ROCKWELL vest in or become subject to the rights of any trustee, receiver, board, tribunal, commission or any body, corporate or person, other than ROCKWELL, or if bankruptcy, reorganization or insolvency proceedings are instituted against ROCKWELL and are not dismissed within 30 days.

4.       LIMITED WARRANTIES

4.1 VOICETEK warrants for a period of 90 days, from the date when the Software Product is successfully installed and accepted at a customer's site, or 180 days from date of shipment, whichever occurs first, that it substantially conforms to the functional specifications and shall be substantially free from errors, provided, however, that this warranty shall apply only to those portions of the Software Product, or its replacement, that incorporate all programs corrections and Enhancements, if any, delivered to ROCKWELL, and provided, further that its warranty shall not apply to any physical form or part thereof which has been abused or misused, or which shall have been modified by End-user/Agent except as supplied by VOICETEK.
VOICETEK'S sole obligation hereunder shall be to remedy any such non-conformance of the software Product when reported to VOICETEK by End-user/Agent and this shall be completed in accordance with exhibit I, after VOICETEK has agreed that the product does not meet VOICETEK'S specifications.


4.2 THE WARRANTY SET OUT IN SECTION 4.1 SHALL CONSTITUTE THE SOLE LIABILITY OF VOICETEK AND THE SOLE REMEDY OF ROCKWELL FOR ANY FAILURE OF ANY PROGRAM TO FUNCTION AS WARRANTED.

4.3 EXCEPT AS EXPRESSLY PROVIDED HEREIN THERE ARE NO WARRANTIES, CONDITIONS OR REPRESENTATIONS EXPRESS OR IMPLIED BY STATUTE, USAGE, CUSTOM OF THE TRADE OR OTHERWISE WITH RESPECT TO THE SOFTWARE PRODUCTS PROVIDED BY VOICETEK HEREUNDER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS OF WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR DURABILITY, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VOICETEK DOES NOT WARRANT THAT THE SOFTWARE PRODUCT WILL MEET ALL OF ROCKWELL'S NEEDS OR THAT OPERATION OF THE SOFTWARE PRODUCT WILL BE ERROR FREE.

5.       LIMITATION OF LIABILITY

5.1 IN NO EVENT WHATSOEVER, REGARDLESS OF THE FORM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR THE NUMBER OF CLAIMS ASSERTED, SHALL VOICETEK, ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS TOTAL COLLECTIVE LIABILITY TO ROCKWELL FOR ALL CLAIMS EXCEED THE AMOUNT PAID UNDER THIS AGREEMENT FOR THE SOFTWARE PRODUCT THAT IS THE SUBJECT MATTER OF OR THAT IS DIRECTLY RELATED TO CAUSE OF ACTION, PROVIDED THAT IN NO EVENT SHALL THE TOTAL COLLECTIVE LIABILITY OF VOICETEK, ITS EMPLOYEES, OFFICERS, AGENTS AND DIRECTORS EXCEED THE AMOUNT PAID TO VOICETEK PURSUANT TO THIS AGREEMENT.

5.2 VOICETEK, ITS EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS SHALL NOT BE LIABLE IN ANY WAY WHATSOEVER, WHETHER AS A RESULT OF A CLAIM OR

ACTION IN CONTRACT OR TORT, INCLUDING NEGLIGENCE OR OTHERWISE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR LOST BUSINESS REVENUE, LOST BUSINESS, FAILURE TO REALIZE EXPECTED SAVINGS, OR OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, OR FOR ANY DAMAGES, DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL ARISING OUT OF ANY CLAIM AGAINST ROCKWELL BY ANY PERSON WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT VOICETEK, ITS EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES WHICH ARE IN ANY WAY RELATED TO THIS AGREEMENT OR THE SOFTWARE PRODUCT.

5.3 THE FOREGOING PROVISIONS LIMITING THE LIABILITY OF VOICETEK EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS SHALL BE DEEMED TO BE TRUST PROVISIONS FOR THE BENEFIT OF SUCH EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS AND SHALL BE ENFORCEABLE BY SUCH AS TRUST BENEFICIARIES.

6.       PATENT, COPYRIGHT, TRADE NAME AND TRADE SECRET INFRINGEMENT

6.1 VOICETEK shall defend any suit alleging the infringement of any patent, copyright or trade secret which is brought against ROCKWELL on account of its use of the Software Product and shall pay all reasonable legal costs and expenses incurred by ROCKWELL in conjunction therewith and satisfy all monetary judgments and decrees against ROCKWELL, provided that ROCKWELL notifies VOICETEK within ten (10) business days of the date any such claim becomes known to ROCKWELL, that VOICETEK shall have sole control of the defense or settlement of such actions, and that ROCKWELL provides such assistance and cooperation to VOICETEK as is reasonably requested.

6.2 In the event ROCKWELL is enjoined from its use of VOICETEK'S Software Product due to proceeding based upon any infringement of any patent, copyright or trade secret, VOICETEK shall either:

         (i) promptly render the Software Product non-infringing and capable of providing services as intended, or

         (ii) procure for ROCKWELL the right to continue using the Software Product, or

         (iii)    replace the Software Product with a non-infringing version, or

         (iv) remove the Software Product and refund the purchase price, less a monthly usage fee equal to one sixtieth of the license for each month that ROCKWELL has had use of the Software Product.

6.3 The foregoing constitutes the entire liability of VOICETEK to ROCKWELL with respect to infringement of patents, copyrights, and trade secrets for Products purchased pursuant to this Agreement and VOICETEK hereby disclaims any implied warranty of non-infringement.


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7.       MISCELLANEOUS

7.1 Notwithstanding anything else in this Exhibit, VOICETEK shall not, in any way whatsoever, be held liable or responsible for any failure by it to meet its obligations or responsibilities under this Exhibit where such failure results from causes beyond VOICETEK'S reasonable control.

7.2 This Exhibit constitutes the entire understanding between VOICETEK and ROCKWELL with respect to the licensing of the Software Products to ROCKWELL by VOICETEK and supersedes all prior oral and written communications with respect to the Software Products licensed under this Exhibit. This Exhibit may be amended or modified only by means of a written Agreement signed by both VOICETEK and ROCKWELL.

7.3 If any provision of this Exhibit shall be held to be invalid, illegal or unenforceable, such provision shall be served therefrom and the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.4 ROCKWELL shall comply with all export regulations pertaining to the Software Product in effect from time to time. In particular, without limiting the generality of the foregoing, ROCKWELL hereby warrants that it will not directly or indirectly export, re-export or transship the Software Product or such other information, media or products in violation of or otherwise in contravention of the export laws, rules and regulations.


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